As filed with the Securities and Exchange Commission on September 8, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBAL PAYMENTS, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GLOBAL PAYMENTS INC.

FOUR CORPORATE SQUARE

ATLANTA, GEORGIA 30329-2009

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2003 Annual Meeting of shareholders (the “Annual Meeting”) of Global Payments Inc. (the “Company”) will be held at the Company’s offices at Four Corporate Square, Atlanta, Georgia, 30329-2009 on October 22, 2003, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect one director in Class I to serve until the annual meeting of shareholders in 2004, two directors in Class II to serve until the annual meeting of shareholders in 2005, and four directors in Class III to serve until the annual meeting of shareholders in 2006 or until their respective successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death; and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on August 25, 2003 are entitled to receive notice and to vote at the Annual Meeting or any adjournment or postponement thereof. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the enclosed proxy statement and proxy card.

YOUR VOTE IS IMPORTANT!

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise (i) by delivering written notice to the Company’s Corporate Secretary, Suellyn P. Tornay, at the above address, (ii) by submitting a later dated proxy card, (iii) by voting via the Internet or by telephone at a later date, or (iv) by appearing at the Annual Meeting to vote in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. Atlanta time on October 21, 2003.

When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors

SUELLYN P. TORNAY,

General Counsel

Dated: September 8, 2003

September 8, 2003

GLOBAL PAYMENTS INC.

FOUR CORPORATE SQUARE

ATLANTA, GEORGIA 30329-2009

PROXY STATEMENT

Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the “Company”) for use at the 2003 Annual Meeting of shareholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will take place at the Company’s offices at Four Corporate Square, Atlanta, Georgia 30329-2009 on October 22, 2003, at 11:00 a.m., Atlanta time for the following purposes:

1.	To elect one director in Class I to serve until the annual meeting of shareholders in 2004, two directors in Class II to serve until the annual meeting of shareholders in 2005, and four directors in Class III to serve until the annual meeting of shareholders in 2006 or until their respective successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death; and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about September 8, 2003.

Quorum and Voting

Voting Shares. Pursuant to the Company’s Articles of Incorporation, only the Company’s common shares, no par value (the “Common Stock”), may be voted at the Annual Meeting.

Record Date. Only those holders of Common Stock of record at the close of business on August 25, 2003 are entitled to receive notice and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, there were 37,331,731 shares of Common Stock issued and outstanding, held by approximately 2834 shareholders of record. These holders are entitled to one vote per share.

Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

Voting Options. Proposal 1, the election of one director in Class I, two directors in Class II, and four directors in Class III, will require, for each Class, a plurality vote of the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, shareholders may (i) vote “for” each nominee, or (ii) “withhold authority” to vote for any nominee. If a Quorum is present, a vote to “withhold authority” and a broker non-vote will have no effect on the outcome of the election of directors, and the one nominee from Class I receiving the most votes will be elected to serve as the Class I Director for the remaining one year term, two nominees from Class II receiving the most votes will be elected to serve as the Class II Directors for the remaining two year term, and the four nominees from Class III receiving the most votes will be elected to serve as the Class III Directors for a three year term.

Internet and Telephone Voting. Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via the Internet or by telephone. Shareholders may submit their proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following instructions on the website. Shareholders who choose to submit their proxy voting instructions by telephone, should call the phone number identified on the enclosed proxy card and follow the prompts. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card.

Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the proposal noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

Revocation of a Proxy. A shareholder’s submission of a proxy via the Internet, by telephone, or by mail does not affect the shareholder’s right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. eastern daylight time on October 21, 2003. All written notices of revocation should be addressed as follows: Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Suellyn P. Tornay, Corporate Secretary.

Adjourned Meeting. If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

ELECTION OF DIRECTORS; NOMINEES

The Company’s Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two nor more than twelve, as determined from time to time by resolution of the shareholders or of the Board of Directors. The Board of Directors of the Company currently consists of twelve members and is divided into three classes, with the term of office of each class ending in successive years. Mr. Yellowlees is retiring from the Board as of October 22, 2003. Effective immediately upon his retirement, the Board of Directors will pass a resolution reducing the number of directors from twelve to eleven. Each class of directors serves staggered three year terms or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

One director in Class I, Raymond L. Killian, Jr.; two directors in Class II, Gerald J. Wilkins and Michael W. Trapp, and the four directors in Class III, Alex W. Hart, William I Jacobs, Gillian H. Denham, and Alan M. Silberstein whose terms expire at the Annual Meeting have been nominated for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I Director will be elected to hold office until the 2004 annual meeting of shareholders, the Class II Directors will be elected to hold office until the 2005 annual meeting of shareholders, and the Class III Directors will be elected to hold office until the 2006 annual meeting of shareholders or until their respective successors have been duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY CARD BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE(S) FOR EACH CLASS.

Certain Information Concerning the Nominees and Directors

The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between any of the Company’s executive officers or directors and there are no arrangements or understandings between any of the Company’s executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with the directors and officers solely in their capacities as such, and other than those relationships or arrangements discussed below. For information concerning membership on committees of the Board of Directors, see “Other Information About the Board and its Committees” below.

Two of the Company’s directors, Mr. Venn and Ms. Denham are currently employed by Canadian Imperial Bank of Commerce (“CIBC”), an affiliate of the Company, and have been appointed to their positions pursuant to a written agreement between the Company and CIBC. Both designees have been approved by the Company’s Board of Directors. See “Certain Relationships and Related Transactions.”

NOMINEES FOR DIRECTOR

Class I

Term Expiring Annual Meeting 2004

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Raymond L. Killian (66)	September 2003

Director of the Company

Chairman, Investment Technology Group, Inc. (since 1997); President and Chief Executive Officer, ITG (1995-2002); Executive Vice President, Jefferies Group (1985-1995); Goldman Sachs (1968-1985) Vice President, Institutional Sales (1982-1985); Director, Voice Automation; Partner, High Street Equity Advisors.

Class II

Term Expiring Annual Meeting 2005

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Gerald J. Wilkins (45)	November 2002	Director of the Company Executive Vice President and Chief Financial Officer of AFC Enterprises (1995-2003); Vice President, International Business Planning, KFC International (1993-1995).

Michael W. Trapp (63)	July 2003	Director of the Company President, Sands Partners, Inc. (since 2000); Managing Partner, Southeast area, Ernst &Young (1993-2000); Director, The Ann Taylor Company.

Class III

Term Expiring Annual Meeting 2006

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Alex W. Hart (63)	February 2001

Director of the Company

Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director of Actrade Financial Technologies Ltd., Fair Isaac Incorporated, Sanchez Computer Associates, and Silicon Valley Bancshares.

William I Jacobs (61)	February 2001

Director of the Company

Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000-2002); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Exide Technologies Inc., Alpharma Inc., and Investment Technology Group; Member and former Chairman of the Board of Trustees of American University.

Gillian H. Denham (42)	August 2002

Director of the Company

Senior Executive Vice President, Retail Markets, CIBC (since September 2001); Executive Vice-President, CIBC.com New Ventures (E-Commerce) (2000-2001); Managing Director and Executive Vice President, Commercial Banking, CIBC World Markets (1999-2000); Executive Vice President, CIBC Europe, CIBC Wood Gundy Oppenheimer, London, England (1997-1999); Senior Vice President, CIBC and Managing Director, Wood Gundy (1995-1997).

Alan M. Silberstein (55)	September 2003

Director of the Company

President, Chief Operating Officer, and Director, Debt Resolve, Inc. (since June 2003); President and Chief Executive Officer, Western Union (2000-2001); Chairman and Chief Executive Officer, Claim Services, Travelers Property Casualty Insurance (1996-1997); Executive Vice President, Retail Banking, Midlantic Corp. (1992-1995); Director, Capital Access Network, Inc.; Director, Innovest Strategic Value Advisors, Inc. Director, Capital Access Network, Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I

Term Expiring Annual Meeting 2004

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Edwin H. Burba, Jr. (66)	February 2001

Director of the Company

National Security and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989).

Richard E. Venn (52)	March 2001

Director of the Company

Senior Executive Vice President, Corporate Development of CIBC (since June 1999); Managing Director and Deputy Chairman, CIBC World Markets, Inc. (since February 2001); Chairman and Chief Executive Officer of CIBC World Markets Inc. (October 1992-February 2001); Director of Intria-HP Inc., TAL Global Asset Management Inc., Talvest Fund Management Inc., CIBC Mellon Trust Company and CIBC Mellon Global Securities.

Charles G. Betty (46)	July 2002

Director of the Company

Chief Executive Officer and Director, Earthlink, Inc. (since 2000); President, Chief Executive Officer, and Director, Earthlink Network, Inc. (1996-2000); Strategic Planning Consultant, (1994-1996); President, Chief Executive Officer, and Director, Digital Communications Associates, Inc. (1989-1994).

Class II

Term Expiring Annual Meeting 2005

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Paul R. Garcia (51)	February 2001

Director of the Company

President and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer of NDC eCommerce (July 1999-January 2001); President and Chief Executive Officer of Productivity Point International (March 1997-September 1998); Group President of First Data Card Services (1995-1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989-1995). Director, Verso Technologies, Inc.

Other Information About the Board and its Committees

Meetings and Compensation. During the fiscal year ended May 31, 2003, the Company’s Board of Directors held 6 meetings. All directors attended at least 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee. For fiscal year 2003, the Company had a policy regarding the compensation of directors which provided that each non-employee director received an annual retainer of $17,500 in cash and $17,500 in shares of Common Stock. A non-employee director who served as a chairman of a committee received $20,000 in cash and $20,000 in shares of Common Stock. A non-employee director who served as the Lead Director was compensated at a rate of $30,000 per year in cash and $30,000 in Common Stock. A non-employee director who served as Chairman of the Board was compensated at a rate of $35,000 per year in cash and $35,000 in Common Stock. All Common Stock issued pursuant to the director compensation policy was issued pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan.

Pursuant to the foregoing policy, Mr. Yellowlees received $35,000 and 960 shares of Common Stock. General Burba and Mr. Jacobs each received $20,000 and 549 shares of Common Stock. Mr. Hart received $17,500 and 480 shares of stock. Mr. Marshall resigned from the Board on August 15, 2002 and was replaced by Ms. Denham. Collectively, they were entitled to receive $17,500 and 480 shares of Common Stock. Both of them requested that their interests in the cash and stock be remitted to their employer, CIBC. Similarly, Mr. Venn was entitled to receive $17,500 and 480 shares of Common Stock, but he also requested that the cash and stock be remitted to his employer, CIBC. Both Mr. Betty and Mr. Wilkins joined the Board during the year and were entitled to a pro-rated share of the annual compensation amount. Mr. Betty joined the Board on July 24, 2002 and received $14,583 and 622 shares of stock. Mr. Wilkins joined the Board on November 26, 2002 and received $9,014 and 306 shares of stock.

In addition, all non-employee directors (including the chairman) received $1,500 per Board meeting attended and non-employee directors who served on a committee received $1,500 per committee meeting and the chairman of such committee received $2,500 per committee meeting. Non-employee directors were also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The Company does not compensate a director who is also an employee of the Company for his or her services as a director.

Amended and Restated 2000 Non-Employee Director Stock Option Plan. The Company maintains the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “2000 Director Plan”), which grants each of the Company’s non-employee directors, who have not been appointed or elected to the Board of Directors solely by reason of his or her affiliation with the Company, an option to purchase shares of Common Stock having a fair market value on the date of the grant equal to $125,000. The purpose of the 2000 Director Plan is to advance the interests of the Company by encouraging ownership of common stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to the success of the Company. The options are granted to non-employee directors upon election or appointment to the Board and on the business day following each annual meeting of shareholders. Option grants under the 2000 Director Plan are pro-rated for partial years of service. All options granted under the 2000 Director Plan will become exercisable, in the aggregate, as to 25% of the shares after two years, 45% after three years, 70% after four years and 100% after five years of service from the date of the grant, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee’s failure to be re-nominated or re-elected as a director. Upon a grantee’s termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date which is 10 years after the date of grant of the option unless the 2000 Director Plan provides for earlier termination.

During the fiscal year ended May 31, 2003, each of Mr. Betty, General Burba, Mr. Hart, Mr. Jacobs, and Mr. Yellowlees received a stock option grant for the purchase of 4,379 shares of the Company’s Common Stock at an exercise price of $28.55 per share. In addition, Mr. Betty joined the Board in July 2002 and received a pro-rated share of options which were granted to the other directors on the day after the fiscal year 2002 annual meeting. As a result, on July 24, 2002, he received 889 options at an exercise price of $23.45. Mr. Wilkins joined the Board in November of 2002 and received a pro-rated share of options. As a result, on October 23, 2002, he received 4,379 options at an exercise price of $29.42.

Lead Director. In July 2002, the Board of Directors approved the designation of a non-management member of the Board to serve as the Lead Director. The Lead Director’s duties generally include serving as chair for all executive sessions of the non-management directors; communicating to the Chief Executive Officer the results of non-management executive Board sessions; determining, in conjunction with the Chairman, the agenda for all Board meetings. Mr. Yellowlees has served in that capacity since October 22, 2002 and will retire on October 22, 2003. Mr. Jacobs has been appointed to become the Lead Director immediately after the Annual Meeting.

Committees. The Company’s Board of Directors has a standing Audit Committee, Compensation Committee, and Governance and Nominating Committee. Certain information regarding the functions of the Board’s committees and their present membership is provided below.

Audit Committee. As of the end of fiscal year 2003, the members of the Audit Committee were Mr. Jacobs (Chairman), Mr. Betty, Mr. Venn, and Mr. Wilkins. On July 24, 2002, Mr. Betty joined the Audit Committee. On August 15, 2002, Mr. Marshall retired from the Board of Directors and was replaced on the Audit Committee by Mr. Venn. On November 26, 2002, Mr. Wilkins joined the Audit Committee and on December 19, 2002 Mr. Hart resigned from the Audit Committee. On July 16, 2003, Mr. Trapp joined the Board and the Audit Committee. The Audit Committee annually reviews a report by the independent auditor describing the firm’s internal quality control procedures, the scope and plan and the results of the annual audit of the financial statements and other services provided by the Company’s independent accountants, reviews the scope and plan of the internal audit program, reviews the nature and extent of non-audit professional services performed by the auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as the Company’s auditors for the next fiscal year. During fiscal year 2003, the Audit Committee held 5 meetings, each of which was separate from regular Board meetings. The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are independent (as such term is defined in Rule 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual).

Compensation Committee. As of the end of fiscal year 2003, the members of the Compensation Committee were General Burba (Chairman), Mr. Hart and Ms. Denham. Effective August 15, 2002, Mr. Venn was replaced on the Compensation Committee by Ms. Denham. This committee reviews levels of compensation, benefits, and performance criteria for the Company’s executive officers and administers the Amended and Restated 2000 Long-Term Incentive Plan, the 2000 Employee Stock Purchase Plan, and the 2000 Director Plan. During fiscal year 2003, the Compensation Committee held 4 meetings, all of which were separate from regular Board meetings.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 2003.

Governance and Nominating Committee. As of the end of fiscal year 2003, the members of the Governance and Nominating Committee were Mr. Yellowlees (Chairman), General Burba, Ms. Denham, Mr. Hart, Mr. Jacobs, Mr. Venn, Mr. Wilkins, and Mr. Betty. This committee was formed in July 2002 and had 2 formal meetings during fiscal year 2003 which were separate from regular Board meetings. This committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, the structure of the Board and its committees, and for identifying, nominating, proposing, and qualifying nominees for open seats on the Board of

Directors. The committee does not consider or accept nominees to the Board of Directors recommended by shareholders.

Certain Legal Proceedings. William I Jacobs, a member of the Board of Directors, was the Chief Financial Officer and Managing Director of The New Power Company, a subsidiary of NewPower Holdings, Inc. Both The New Power Company and NewPower Holdings, Inc. filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Georgia on June 11, 2002.

[Remainder of Page Intentionally Left Blank]

Common Stock Ownership of Management

The following table sets forth information as of August 18, 2003, with respect to the beneficial ownership of Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 13 persons, as a group, who were directors and/or executive officers of the Company on August 18, 2003.

Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Paul R. Garcia	209,882	(2)	*
Charles G. Betty	1,132		*
Edwin H. Burba, Jr.	3,443	(3)	*
Gillian H. Denham	0		*
Alex W. Hart	4,301	(3)	*
William I Jacobs	13,443	(3)	*
Raymond L. Killian, Jr.	0		*
Alan M. Silberstein	0		*
Michael W. Trapp	432		*
Richard E. Venn	0		*
Gerald J. Wilkins	816		*
Robert A. Yellowlees	796,448	(4)	2.13%
James G. Kelly	139,333	(5)	*
Barry W. Lawson	67,003	(6)	*
Jeffery C. McWey	25,458	(7)	*
All Directors and Executive Officers on August 18, 2003, which included 13 persons as a group.	1,261,191	(8)	3.38%

* Less than one percent.

(1)	The percentage calculations are based on 37,308,292 shares of Common Stock outstanding on August 18, 2003.
(2)	This amount includes 47,561 shares of restricted stock over which Mr. Garcia currently has sole voting power only and includes options to purchase 69,141 shares which are currently exercisable.
(3)	This amount includes options to purchase 1,495 shares which are currently exercisable.
(4)	This amount includes 1,495 options to purchase shares which are currently exercisable; 32,000 shares held by trusts of which Mr. Yellowlees is the trustee; 6,417 shares held by Mr. Yellowlees’ spouse; 43,077 shares held by a family partnership of which Mr. Yellowlees is the general partner; and options to purchase 564,160 shares, which are currently exercisable, all shares of which are held by a family partnership of which Mr. Yellowlees is the general partner.
(5)	This amount includes 95,675 shares of restricted stock over which Mr. Kelly currently has sole voting power and options to purchase 42,114 shares which are currently exercisable.
(6)	This amount includes 41,283 shares of restricted stock over which Mr. Lawson currently has sole voting power and options to purchase 23,294 shares which are currently exercisable.
(7)	This amount includes 24,788 shares of restricted stock over which Mr. McWey currently has sole voting power.
(8)	This amount includes 704,689 options which are currently exercisable.

Common Stock Ownership by Certain Other Persons

The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Date	Amount and Nature of Beneficial Ownership	Percent of Class
Canadian Imperial Bank of Commerce (1) Commerce Court Toronto, Ontario, Canada M5L 1A2	August 18, 2003	9,767,755	26.18%

Liberty Wanger Asset Management, L.P. (2) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	December 31, 2002	2,002,080	5.40%

Mellon Financial Corp./ Mellon Bank. N.A. (3) One Mellon Center 500 Grant Street Pittsburgh, PA 15258	January 14, 2003	1,935,190	5.24%

(1)	This information is based on 37,308,292 shares of Common Stock outstanding on August 18, 2003.

(2)	This information is contained in a Schedule 13G dated February 14, 2003 and filed by Liberty with the Securities and Exchange Commission (“SEC”). Liberty reports that it has shared voting and shared dispositive power over all 2,002,080 shares. The Company has no reason to believe that the information contained in such 13G was inaccurate when filed.

(3)	This information is contained in a Schedule 13G dated January 14, 2003 and filed by Mellon Financial with the SEC. Mellon Financial reports that it has sole voting power with respect to 1,454,034 shares and shared voting power with respect to 458,500 shares. Mellon Financial reports that it has sole dispositive power with respect to 1,454,590 shares and shared dispositive power with respect to 469,500 shares. In a Schedule 13G dated January 14, 2003 and filed by Mellon Bank with the SEC, Mellon Bank indicated that it had beneficial ownership of 1,890,914 shares. Mellon Bank reports that it has sole voting power with respect to 1,419,234 shares and shared voting power with respect to 458,500 shares. Mellon Bank reports that it has sole dispositive power with respect to 1,430,814 shares and shared dispositive power with respect to 460,100 shares. The Company has no reason to believe that the information contained in such 13G was inaccurate when filed.

REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation and equity-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are made by the Compensation Committee and then presented to the full Board of Directors. Decisions of the Compensation Committee related to equity-based plans are made solely by that committee in order for awards or grants under the Company’s equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

The Company’s primary objective in designing and implementing its compensation programs is to maximize shareholder value over time through alignment of employee performance with business goals and strategies that serve shareholders’ interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company’s strategic and annual business objectives.

Compensation Philosophy

The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

Long Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long-term interests of shareholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage shareholder value-based management decisions, and to link compensation to Company performance and shareholder interests.

Short Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard & Poor’s Information Technology Index used in the shareholder return analysis shown later, in addition to other firms in the Company’s business sectors.

Stock Option Awards, Restricted Stock Grants, and Bonus Deferral Program

Equity-based compensation comprises a significant portion of the Company’s key employee compensation programs. The Company’s Amended and Restated 2000 Long-Term Incentive Plan has been utilized for this component of executive officer, long term, equity-oriented compensation. Such plan is administered solely by the Compensation Committee and can involve stock options and restricted stock grants:

Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options granted during the 2003 fiscal year vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual’s potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

Restricted Stock. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Generally, grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally four years.

Bonus Deferral Program. A bonus deferral program, approved by the Board of Directors, allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company’s objectives to increase executives’ share ownership and at risk compensation. Since participating executives are deferring earned cash in the form of shares at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. McWey participated in the plan for the 2003 fiscal year.

Chief Executive Officer’s Compensation

Mr. Garcia’s fiscal year 2003 compensation derived primarily from annual performance plans, as well as commitments under his Employment Agreement effective July 12, 2000 (see “Employment Agreements with Paul R. Garcia, James G. Kelly, Barry W. Lawson, and Jeffery C. McWey” below).

Mr. Garcia’s bonus opportunity is reviewed annually and is based upon achievement of certain quantitative and qualitative performance objectives. Mr. Garcia agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The performance objectives included in this plan for the 2003 fiscal year included objectives for revenue and operating income growth. The balance of his 2003 fiscal year bonus was determined by other objectives.

The Compensation Committee’s general approach in setting Mr. Garcia’s annual compensation opportunity is to seek to be competitive with other companies in the Company’s industry, and for his compensation plan to be consistent with the Company’s business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Garcia’s compensation opportunity based upon current year performance as well as actions to provide sustained long term growth in shareholder value. To accomplish this, a mix of cash, restricted stock and stock options are provided to Mr. Garcia which include a significant element of risk that is based upon the Company’s performance.

COMPENSATION COMMITTEE

Edwin H. Burba, Jr., Chairman

Gillian H. Denham

Alex W. Hart

COMPENSATION AND OTHER BENEFITS

The following table presents certain summary information concerning compensation paid or accrued by the Company or its former parent company, National Data Corporation (“NDC”), for services rendered in all capacities during the fiscal years ended May 31, 2003 (“2003 fiscal year”), May 31, 2002 (“2002 fiscal year”), and May 31, 2001 (“2001 fiscal year”), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. Each person listed in (i) and (ii) above are hereinafter referred to as the “Named Executive Officers”.

On January 31, 2001, NDC, the Company’s parent and sole shareholder at the time, distributed 100% of the shares of the Common Stock held by it to the stockholders of record of NDC’s common stock. As a result of this “spin-off transaction,” the Company became an independent public company with its shares of Common Stock registered on the New York Stock Exchange. A portion of the information set forth below, relates to the compensation paid by NDC or earned or granted under various NDC benefit and stock option plans by or to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options(#)		All Other Compensation ($)
Paul R. Garcia President and Chief Executive Officer	2003 2002 2001	450,000 400,000 400,000	(5)	300,000 140,000 200,000	(3) (6)	81,000 67,522 2,435,895	(7)	100,000 100,000 245,683	(8)	9,038 9,417 66,099	(2) (4) (9)

James G. Kelly	2003	325,000		170,000		20,250		50,000		0
Executive Vice President	2002	300,000		165,000	(3)	—		47,985		2,596	(4)
and Chief Financial Officer	2001	300,000	(5)	150,000		1,369,264	(7)	116,999	(8)	85,844	(9)

Barry W. Lawson Executive Vice President and Chief Information Officer	2003 2002 2001	300,000 275,000 250,000	(5)	157,000 110,000 72,000	(3) (6)	13,500 23,305 539,136	(7)	40,000 47,985 85,989	(8)	9,135 8,966 2,909	(2) (4) (9)

Jeffery C. McWey	2003	275,000		141,750	(10)	364,700		30,000		11,038	(2)
Executive Vice President	2002	159,711	(11)	80,000		—		49,801		6,007	(4)
And Chief Marketing Officer	2001	—		—		—		—		—

(1)	Awards of restricted shares to Messrs. Garcia, Kelly, Lawson, and McWey have been made under the Company’s Amended and Restated 2000 Long-Term Incentive Plan. The restricted stock awards are valued in the table based upon the closing market prices of the Company’s Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The value of the restricted stock held by the Named Executive Officers on May 31, 2003 based on the closing price of $34.00 per share on May 30, 2003 was $4,076,702; $2,257,260; $918,034; and $340,000 for Messrs. Garcia, Kelly, Lawson, and McWey, respectively. The numbers of shares of restricted stock held by Messrs.

Garcia, Kelly, Lawson, and McWey on May 31, 2003 were 119,903; 66,390; 27,001; and 10,000, respectively.

(2)	Such amount includes (i) Company contributions to the 401k plan on behalf of Mr. Garcia ($8,295), Mr. Lawson ($5,784), and Mr. McWey ($8,743) and (ii) attendance at the Company’s President’s Club trip on behalf of Mr. Garcia ($743); Mr. Lawson ($3,351); and Mr. McWey ($2,295).
(3)	Mr. Garcia’s full bonus was $200,000 but $60,000 was deferred pursuant to the bonus deferral program described above in the section titled “Report of the Compensation Committee”. Mr. Kelly’s full bonus was $180,000 but $15,000 was deferred and Mr. Lawson’s full bonus was $120,000 but $10,000 was deferred, in each case pursuant to the bonus deferral program. The restricted stock issued pursuant to the deferred amounts was granted in the 2003 fiscal year and, as such, is disclosed as a fiscal year 2003 restricted stock grant.
(4)	Such amount includes (i) Company contributions to the 401k plan on behalf of Mr. Garcia ($6,820), Mr. Lawson ($6,369), and Mr. McWey ($3,411) and (ii) attendance at the Company’s President’s Club ($2,596 each).
(5)	Messrs. Garcia, Kelly and Lawson were employees of NDC until January 31, 2001, the date of the spin-off transaction, and each of their salaries were paid by NDC until such time.
(6)	Mr. Garcia’s full bonus in fiscal year 2001 was $250,000 but $50,000 was deferred pursuant to the bonus deferral program described above. Mr. Lawson’s full bonus in fiscal year 2001 was $90,000 but $18,000 was deferred pursuant to the bonus deferral program described above. The restricted stock issued pursuant to the deferred amounts was granted in the fiscal year 2002 and, as such, is disclosed as a fiscal year 2002 restricted stock grant.
(7)	Restricted stock grants were originally issued for shares of NDC common stock, but were converted to grants of shares in the Company’s Common Stock on February 1, 2001 in connection with the spin-off transaction. The original value of the restricted stock grants based on the market price of the shares at the time of the grant were as follows: restricted stock worth $30,378 was issued to Mr. Garcia in the 2001 fiscal year; restricted stock worth $2,555,530 was issued to Mr. Garcia in the 2000 fiscal year; restricted stock worth $849,988 was issued to Mr. Kelly in the 2000 fiscal year; and restricted stock worth $300,825 was issued to Mr. Lawson in the 2000 fiscal year.
(8)	Options were originally granted for the purchase of shares of NDC common stock, but were converted to options for shares in the Company on February 1, 2001 in connection with the spin-off transaction. The options were converted based on the distribution ratio in the spin-off transaction. The original option grants were as follows: 120,000 shares of NDC common stock for Mr. Garcia in the 2001 fiscal year, 57,000 shares of NDC common stock for Mr. Kelly in the 2000 fiscal year, and 42,000 shares of NDC common stock for Mr. Lawson in the 2000 fiscal year.
(9)	This amount includes (i) Company contributions to the 401K plan on behalf of Mr. Garcia ($10,495) and Mr. Lawson ($2,909) and (ii) moving expenses paid by the Company for Mr. Garcia ($55,604) and Mr. Kelly ($85,844).
(10)	Mr. McWey’s full bonus was $157,500 but $15,750 was deferred pursuant to the bonus deferral program described above in the section titled “Report of the Compensation Committee”. The restricted stock issued pursuant to the deferred amounts was granted in the 2004 fiscal year and, as such, will be disclosed as a 2004 restricted stock grant in next year’s proxy statement.
(11)	Mr. McWey began full time employment in October 2001 and the compensation shown is for a partial year.

[Remainder of Page Intentionally Left Blank]

Option Grants in Last Fiscal Year. The following table sets forth information concerning option grants during the 2003 fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Paul R. Garcia	100,000	14.67%	36.47	06/02/12	$1,670,000

James G. Kelly	50,000	7.33%	36.47	06/02/12	$ 835,000

Barry W. Lawson	40,000	5.87%	36.47	06/02/12	$ 668,000

Jeffery C. McWey	30,000	4.40%	36.47	06/02/12	$ 501,000

(1)	The Company granted options to employees to purchase a total of 681,720 shares during the 2003 fiscal year. Stock options are granted at 100% of fair market value on the date of the grant and have 10 year terms. Stock options granted during the 2003 fiscal year vest 2 years after the date of the grant with respect to 20% of the shares granted, an additional 25% after 3 years, an additional 25% after 4 years, and the remaining 30% after 5 years.
(2)	These grant date values, based on the Black-Scholes option pricing model and the assumptions described in Note 10 to the Company’s Consolidated Financial Statements in the Form 10-K filed for the 2003 fiscal year, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.

Option Exercises and Fiscal Year-End Values. The following table sets forth information concerning options exercised by the Named Executive Officers during the 2003 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Exercised Options		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Garcia	—	—	49,141	396,542	$950,387	$4,596,122

James G. Kelly	20,000	$276,581	32,516	162,168	$684,462	$2,153,533

Barry W. Lawson	25,000	$323,325	13,696	135,278	$305,832	$1,437,534

Jeffery C. McWey	—	—	—	79,801	—	$193,228

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements with Paul R. Garcia, James G. Kelly, Barry W. Lawson and Jeffery C. McWey. Each of Messrs. Garcia, Kelly, Lawson and McWey are parties to employment agreements with the Company, the material terms of which are summarized below.

Each Named Executive Officer is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives reflecting his area and scope of responsibility. Each Named Executive Officer is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. The current annual salaries of these Named Executive Officers are as follows: Mr. Garcia—$500,000; Mr. Kelly—$350,000; Mr. Lawson—$325,000; and Mr. McWey— $300,000.

Each of Messrs. Garcia, Kelly, Lawson, and McWey has agreed in his employment agreement not to disclose confidential information or compete with the employer, and not to solicit the employer’s customers or recruit its employees, for a period of 24 months following the termination of his employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the Named Executive Officer with or without “good reason” (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the Named Executive Officer. Depending on the reason for the termination and when it occurs, the Named Executive Officer will be entitled to certain severance benefits, as described below.

If, prior to a change in control, the Named Executive Officer’s employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

If, prior to a change in control, the Named Executive Officer’s employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 12 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards and stock options that would have vested in the next 24 months will vest and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

If, within 36 months after a change in control, the Named Executive Officer’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year. For 24 months (unless he violates certain restrictive covenants), the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

Whether or not a change in control shall have occurred, if the employment of the Named Executive Officer is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the Named Executive Officer for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the Named Executive Officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the Named Executive Officer of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

SHAREHOLDER RETURN ANALYSIS

The following line-graph presentation compares cumulative shareholder returns of the Company with the Standard & Poor’s Information Technology Index and the Standard & Poor’s 500 Stock Index for the twenty eight month period beginning on February 1, 2001, the date of the spin-off transaction. The line graph assumes the investment of $100 in the Company’s Common Stock, the Standard & Poor’s Information Technology Index, and the Standard & Poor’s 500 Stock Index on February 1, 2001 and assumes reinvestment of all dividends.

COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*

AMONG GLOBAL PAYMENTS INC., THE S & P 500 INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

*$100 invested on 2/1/01 in stock or on 1/31/01 in index-including reinvestment of dividends. Fiscal year ending May 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

AUDITOR INFORMATION

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s auditors for the fiscal year ending May 31, 2003 and is serving as auditors for the Company for the current fiscal year which began on June 1, 2003.

A representative of Deloitte is expected to be present at the 2003 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Change in Registrant’s Certifying Accountant

As recommended by the Company’s Audit Committee on May 2, 2002, the Company’s Board of Directors, decided to dismiss Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engage Deloitte to serve as the Company’s independent public accountants for the remainder of the fiscal year ending May 31, 2002 and thereafter.

Andersen’s reports on the Company’s consolidated financial statements during the two years immediately preceding their dismissal did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through the date of Andersen’s dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Prior to the date that Deloitte was engaged to serve as the Company’s independent public accountants, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures and Deloitte did not have any comments.

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2003 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year were $393,213.75.

Financial Information Systems Design and Implementation Fees

Deloitte did not provide any professional services to the Company during the fiscal year ended May 31, 2003 in connection with operating, or supervising the operation of, the Company’s financial information systems or managing the Company’s local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements.

All Other Fees

The aggregate fees billed by Deloitte for professional services rendered during the fiscal year ended May 31, 2002, other than as stated above under the caption Audit Fees, were $101,655.05.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Deloitte for the fiscal year ended May 31, 2003. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of Deloitte as the Company’s independent accountants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with CIBC

On March 20, 2001, the Company purchased CIBC’s merchant acquiring business. As a result of this transaction, CIBC acquired beneficial ownership of approximately 26.25% of the Company’s outstanding Common Stock and two of its employees were appointed to the Company’s Board of Directors. These designees, Richard E. Venn and I. David Marshall, were appointed as Class I and Class III directors, respectively. On August 15, 2002, Mr. Marshall retired from CIBC and therefore resigned from the Company’s Board of Directors. CIBC designated another employee, Gillian H. Denham, to replace Mr. Marshall and such designation was approved by the full Board of Directors. For additional information regarding Mr. Venn and Ms. Denham, see “Proposal 1. Election of Directors – Nominees” and “—Certain Information Concerning the Nominees and Directors” in this Proxy Statement. A summary of certain agreements governing the ongoing relationship between the Company and CIBC are discussed below.

Transition Services Agreement. CIBC provides transition services to the Company under an agreement to provide various support services to the merchant acquiring business for a 24-month period commencing on the acquisition date of March 20, 2001. The purpose of the agreement is to facilitate the integration of CIBC’s merchant acquiring business into the Company’s existing operations. These services include customer service, credit and debit card processing and settlement functions. For fiscal year 2003, the Company incurred expenses of approximately $6.2 million related to these services.

Credit Facility. The Company has a credit facility from CIBC that provides a line of credit up to $175 million (Canadian dollars) with an additional overdraft facility available to cover larger advances during periods of peak usage of credit and debit cards. The facility carries an interest rate equal to the rate at which CIBC is able to obtain short-term deposits of Canadian dollars for any day in the New York interbank Eurocurrency market plus 0.40%. This line of credit is secured by a first priority security interest in the Company’s accounts receivable from VISA Canada/International, and has been guaranteed by the Company’s subsidiaries. The CIBC credit facility had an initial term of 364 days expiring March 19, 2002, and has been subsequently extended until December 9, 2003. There was approximately $46.3 million (Canadian dollars) outstanding under the CIBC credit facility as of May 31, 2003.

Marketing Alliance Agreement. Under the Marketing Alliance Agreement, CIBC will refer all new merchant processing relationships exclusively to us in exchange for a referral fee. CIBC will also continue to provide the banking services required by the Company as part of the merchant processing business and will provide us with access to Visa clearing capabilities in Canada. The agreement has an initial term of ten years from March 20, 2001. During fiscal year 2003, the Company paid CIBC $453,204 (Canadian dollars) in connection with such Agreement.

CIBC World Markets. From time to time the Company engages CIBC World Markets, a wholly owned subsidiary of CIBC, to perform investment banking services. The only payment for services rendered during the year was $750,000 (Canadian dollars) which was made in connection with the National Bank of Canada acquisition.

ADDITIONAL INFORMATION

Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company, however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

Shareholder Proposals. Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) which are timely received will be included in the Proxy Statement and Proxy for the 2004 annual meeting of shareholders. Notice of shareholder proposals will be considered untimely if received by the Company after May 12, 2004. If the Company does not receive notice of any matter that a shareholder wishes to raise at the 2004 Annual Meeting by July 26, 2004 and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

Shareholder List. The Company will maintain a list of shareholders entitled to vote at the Annual Meeting at its corporate offices at Four Corporate Square, Atlanta, Georgia 30329-2009. The list will be available for examination at the Annual Meeting.

Annual Report on Form 10-K. A copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2003 will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s Form 10-K is available on the Internet on the SEC’s web site (www.sec.gov).

Closing Price. The closing price of the Common Stock, as reported by the New York Stock Exchange on August 25, 2003 was $37.09.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2003 fiscal year, all of its officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except Mr. Betty’s and Ms. Denham’s initial filings on Form 3 were filed late and one filing for Mr. Garcia on Form 4 was filed late.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Deloitte (the independent auditors) is responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended May 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence. In addition, the Audit Committee has considered the compatibility of nonaudit services with the auditors’ independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

William I Jacobs, Chairman

Charles G. Betty

Michael W. Trapp

Richard E. Venn

Gerald J. Wilkins

PROXY	GLOBAL PAYMENTS INC.
CARD	ATLANTA, GEORGIA
2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at the Company’s offices at Four Corporate Square, Atlanta, Georgia 30329-2009, on October 22, 2003, at 11:00 a.m., Atlanta time (the “Annual Meeting”), or at any adjournments or postponements thereof, upon the proposal described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated September 8, 2003, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of one or more persons to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors unanimously recommends a vote “FOR” the proposal described below.

PROPOSAL 1.    ELECTION OF ONE DIRECTOR IN CLASS I, TWO DIRECTORS IN CLASS II AND FOUR DIRECTORS IN CLASS III.

On the proposal to elect one director in Class I to serve until the 2004 Annual Meeting of Shareholders, two directors in Class II to serve until the 2005 Annual Meeting of Shareholders, and four directors in Class III to serve until the 2006 Annual Meeting of Shareholders or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death:

☐ FOR all nominees listed, except as marked to the contrary below	☐ WITHHOLD AUTHORITY for all nominees

Class I Nominee:	(01) Raymond L. Killian, Jr.	Class II Nominees:	(02) Michael W. Trapp (03) Gerald J. Wilkins	Class III Nominees:	(04) Alex W. Hart (05) William I Jacobs (06) Gillian H. Denham (07) Alan M. Silberstein

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s number and name in the space provided below:

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” election of the director nominees named in Proposal 1, and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If Held Jointly)

Dated:

                                                 Month                                  Day                                    Year

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

Please detach proxy at perforation before mailing.

DETACH CARD               YOU MAY VOTE BY TELEPHONE, THE INTERNET, OR U.S. MAIL.

If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail
Call Toll-Free using a Touch-Tone phone 1-800-542-1160	Access the Website and cast your vote http://www.votefast.com	Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Atlanta time on October 21, 2003, to be counted in the final tabulation.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Atlanta time, October 21, 2003, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.